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                                                                    EXHIBIT 99.1

                              GUNTHER PARTNERS, LLC
                          667 Madison Avenue, 7th Floor
                               New York, NY 10021

                               September 25, 2001

Mr. Marc I. Perkins
President and CEO
Gunther International, Ltd.
One Winnenden Road
Norwich, CT 06360-1570

 Dear Mr. Perkins:

         In accordance with a $4,000,000 term note dated October 2, 1998 (the "Term Note") by and between Gunther Partners, LLC (the "Lender") and Gunther International, Ltd. (the "Company"), the Company is obligated to make seven (7) monthly principal payments in the amount of $200,000 each under the Term Note commencing on October 1, 2001 and continuing and including April 1, 2002.

         The Lender hereby agrees to defer payment of all principal and interest otherwise due under the Term Note after the date of this letter until the date which is the earlier of (a) the date which is thirty (30) days following the expiration of the Company's planned rights offering to its stockholders or (b) December 31, 2001.

                                       Sincerely yours,


                                       GUNTHER PARTNERS, LLC


                                       By:/s/ Thomas J. Tisch
                                          ______________________________________
                                       Name: Thomas J. Tisch
                                       Title: Managing Member